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                                                                Exhibit (8)(b)




                      AMENDED AND RESTATED TRANSFER AGENCY

                              AND SERVICE AGREEMENT

                                     BETWEEN

                    THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS

                                       AND

                      LUTHERAN BROTHERHOOD SECURITIES CORP.








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                                TABLE OF CONTENTS


Article 1     Terms of Appointment; Duties of LBSC

Article 2     Fees and Expenses

Article 3     Representations and Warranties of LBSC

Article 4     Representations and Warranties of the Trust

Article 5     Indemnification

Article 6     Covenants of the Trust and LBSC

Article 7     Duration and Termination of Agreement

Article 8     Assignment

Article 9     Amendment

Article 10    Minnesota Law to Apply

Article 11    Merger of Agreement





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                      AMENDED AND RESTATED TRANSFER AGENCY

                              AND SERVICE AGREEMENT


AGREEMENT made as of the 31st day of October, 1997, by and between The Lutheran Brotherhood Family of Funds, a Delaware Business Trust,having its principal place of business at 625 Fourth Avenue South, Minneapolis, Minnesota 55415 (the "Trust"), and Lutheran BrotherhoodSecurities Corp., a Pennsylvania corporation having its principal place of business at 625 Fourth Avenue South, Minneapolis, Minnesota 55415 ("LBSC").

WHEREAS, LBSC is engaged in the business of rendering transfer agency services to open-end management investment companies and is registered as a transfer agent under the Securities Exchange Act of 1934, as amended: and

WHEREAS, the Trust engages in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended; and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust presently offers shares in eight series, such series being Lutheran Brotherhood Opportunity Growth Fund; Lutheran Brotherhood Mid Cap Growth Fund; Lutheran Brotherhood World Growth Fund; Lutheran Brotherhood Fund; Lutheran Brotherhood High Yield Fund; Lutheran Brotherhood Income Fund; Lutheran Brotherhood Municipal Bond Fund; Lutheran Brotherhood Money Market Fund, together with all other series subsequently established by the Trust with respect to which LBSC renders transfer agency services pursuant to the terms of this agreement, being herein collectively referred to as the "Funds" and individually as a "Fund"; and

WHEREAS, the Trust is authorized to issue shares of beneficial interest of each Fund in separate classes with each such class of shares representing interests in the same portfolio of securities and other assets; and

WHEREAS, the Trust has established a multiple class structure effective as of the date hereof pursuant to which the Trust presently offers three classes of shares in each of the Funds, such classes of shares consisting of Class A, Class B, and Institutional Class shares, being herein collectively referred to as the "Classes" and individually referred to as a "Class"; and

WHEREAS, the Trust and LBSC are parties to that certain Transfer Agency and Service Agreement dated as of November 1, 1993 (the "Original Agreement"); and

WHEREAS, the Trust and LBSC desire to amend and restate the Original Agreement to, among other things, reflect the establishment of the Classes; and


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WHEREAS, the Trust desires to appoint LBSC as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and LBSC desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows.


ARTICLE 1  TERMS OF APPOINTMENT;

DUTIES OF LBSC

1.01 Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints LBSC to act as, and LBSC agrees to act as its transfer agent for the Funds' authorized and issued shares of each Class of their common stock, $.001 par value, ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open account or similar plans provided to the shareholders of the Funds ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("Prospectus") of the Funds, including without limitation any periodic investment plan or periodic redemption program.

1.02  LBSC agrees that it will perform the following services:

(a) In accordance with procedures established from time to time by agreement between the Trust and LBSC, LBSC shall:

(i) Receive for acceptance orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Funds authorized pursuant to the Master Trust Agreement of the Trust (the "Custodian");

(ii) Pursuant to purchase orders, issue the appropriate number and Class of Shares and hold such Shares in the appropriate Shareholder account;

(iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereto to the Custodian;

(iv) At the appropriate time as and when it receives moneys paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such moneys as instructed by the redeeming Shareholders;

(v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

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(vi)  Prepare and transmit payments of dividends and distributions declared by the Funds;

(vii) Maintain records of accounts for and advise the Funds and their Shareholders as to the foregoing; and

(viii) Record the issuance of Shares of the Funds and maintain pursuant to SEC Rule 17Ad-10(e), under the Securities Exchange Actof 1934, a record of the total number of Shares of each Class of the Funds which are authorized, based upon data provided to it by the Trust, issued and outstanding. LBSC shall also provide the Trust on a regular basis with the total number of Shares of each Class which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issuance or sale of such Shares, which functions shall be the sole responsibility of the Trust.

(b) In addition to and not in lieu of the services set forth in the above paragraph (a), LBSC shall:

(i) perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment or periodic redemption program), including but not limited to:maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and Prospectuses to current Shareholders, withholding taxes on accounts when appropriate, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of accounts to Shareholders for all purchases and redemption of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Funds to monitor the total number of Shares of each Class of each Fund sold in each state. The Trust shall (i) identify to LBSC in writing those transactions and assets to be treated as exempt from blue sky reporting in each state and
(ii) verify the establishment of transactions for each state on the system prior to activation and thereafter monitor the daily activity for each state. The responsibility of LBSC for the Trust's blue sky state registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Trust and the reporting of such transactions to the Trust as provided above. Procedures applicable to certain of these services may be established from time to time by agreement between the Trust and LBSC.



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ARTICLE 2  FEES AND EXPENSES

2.01 For performance by LBSC pursuant to this Agreement, the Trust agrees to pay LBSC annual maintenance fees for each Shareholder account of each Class of the Funds as agreed to by the Trust and LBSC. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual agreement between the Trust and LBSC.

2.02 In addition to the fees paid under Section 2.01 above, the Trust agrees to reimburse LBSC for out-of-pocket expenses or advances incurred by LBSC for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by LBSC at the request or with the consent of the Trust, will be reimbursed by the Trust. In no event will LBSC be reimbursed for such out-of-pocket expenses for any items for which LBSC, Lutheran Brotherhood, Lutheran Brotherhood Research Corp., or any other entity would be reimbursed by the Trust under any other agreement, contract or reimbursement arrangement.

2.03 The Trust agrees to pay all fees and reimbursable expenses within five (5) days following the receipt of the respective billing notice by the Trust. Postage for mailing of dividends, proxy materials, Trust and Fund reports, Prospectuses and other mailings to all Shareholder accounts shall be advanced to LBSC at least seven (7) days prior to the mailing of such materials.


ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF LBSC

LBSC represents and warrants to the Trust that:

3.01 It is a corporation duly organized and existing and in good standing under the laws of the State of Pennsylvania.

3.02  It is duly qualified to carry on its business in the State of Minnesota.

3.03 It is empowered under the applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement.

3.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.



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ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE TRUST

The Trust warrants and represents to LBSC that:

4.01 It is a Delaware Business Trust duly organized and existing under the laws of the State of Delaware.

4.02 It is empowered under applicable laws and by its Master Trust Agreement and Bylaws to enter into and perform this Agreement.

4.03 All necessary proceedings required by said Master Trust Agreement and Bylaws have been taken to authorize it to enter into this Agreement.

4.04 It is an open-end and diversified management investment company under the Investment Company Act of 1940.

4.05 A registration under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of all Classes of the Funds being offered for sale.


ARTICLE 5  INDEMNIFICATION

5.01 Provided that LBSC has, at all relevant times acted in good faith and without negligence or willful misconduct, LBSC shall not be responsible for, and the Trust shall indemnify and hold LBSC harmless from and against, any and all losses, damages, costs, charges, attorney fees, payments, expenses and liability arising out of or attributable to:

(a) All actions of LBSC or its agents or subcontractors required to be taken pursuant to this Agreement.

(b) The Trust's refusal or failure to comply with the terms of this Agreement, or which arises out of the Trust's lack of good faith, negligence, or willful misconduct or which arises out of the breach any representation or warranty of the Trust hereunder.

(c) The reliance on or the use by LBSC or its agents or subcontractors of information, records or documents which

(i) are received by LBSC or its agents or subcontractors and furnished to it by or on behalf of the Trust, and

(ii) have been prepared and/or maintained by the Trust or any other person or firm on behalf of the Trust.

(d) The reliance on, or the carrying out by LBSC or its agents or subcontractors of any instructions or requests by the Trust.

(e) The offer or sale of Shares unknown by LBSC to be in violation of any requirement

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under federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state, provided that LBSC has not knowingly violated or knowingly participated in the violation of state and/or federal securities laws or regulations relative to the offer and sale of such Shares.

5.02 In all instances in which LBSC shall seek indemnification under the provisions of Section 5.01 for its actions or for its reliance on actions of the Trust, all such actions must have been taken in good faith and without negligence or willful misconduct and all such reliance must have been reasonable.

5.03 LBSC shall indemnify and hold the Trust harmless from and against any and all losses, damages, costs, charges, attorney fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by LBSC as a result of LBSC's lack of good faith, negligence or willful misconduct.

5.04 At any time LBSC may apply to any officer of the Trust for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by LBSC under this Agreement, and LBSC and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any actions taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. LBSC, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to LBSC or its agents or subcontractors by machine readable input, telex, facsimile transmission, CRT data entry or other similar means authorized by the Trust, and shall not be held to have received notice of any change of authority of any person, until receipt of written notice thereof from the Trust. LBSC, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and proper countersignatures of any formal transfer agent or registrar, or of any co-transfer agent or co-registrar.

5.05 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

5.06 In order that the indemnification provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other

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party's written consent.


ARTICLE 6  COVENANTS OF THE TRUST AND LBSC

6.01  The Trust shall promptly furnish to LBSC the following:

(a) A certified copy of the resolution of the Board of Trustees of the Trust authorizing the appointment of LBSC and the execution and delivery of this Agreement.

(b) A copy of the Master Trust Agreement and Bylaws of the Trust and all amendments thereto.

6.02 LBSC hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for account keeping of, such certificates, forms and devices.

6.03 LBSC shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, LBSC agrees that all such records prepared or maintained by LBSC relating to the services to be performed by LBSC hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

6.04 LBSC and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not voluntarily be disclosed to any other person, except as may be required by law.

6.05 In case of any requests or demands for the inspection of the Shareholder records of the Funds, LBSC will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. LBSC reserves the right, however, to exhibit the Shareholder records to any person when it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.


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ARTICLE 7  DURATION AND TERMINATION OF AGREEMENT

7.01 This Agreement shall become effective as of the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (a) by vote of a majority of the Trustees of the Trust and (b) by the vote of a majority of the Trustees of the Trust who are not parties to this agreement or "interested persons" (as defined by the Investment Company Act of 1940, as amended) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

7.02  This Agreement may be terminated by either party upon one hundred twenty
(120) days written notice to the other.

7.03 Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and materials will be borne by the Trust. Additionally, LBSC reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.


ARTICLE 8  ASSIGNMENT

8.01 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

8.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.


ARTICLE 9  AMENDMENT

9.01 This Agreement may be amended or modified only by a written agreement executed by both parties and authorized or approved by a resolution of the majority of the Trustees of the Trust and the majority of the Trustees of the Trust who are not parties to this agreement or "interested persons" (as defined by the Investment Company Act of 1940, as amended) of any such party, cast in person at a meeting called for the purpose of voting on such approval.


ARTICLE 10  MINNESOTA LAW TO APPLY

10.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Minnesota.

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ARTICLE 11  MERGER OF AGREEMENT

11.01 This Agreement constitutes the entire agreement of the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first written above.


THE LUTHERAN BROTHERHOOD                    LUTHERAN BROTHERHOOD
FAMILY OF FUNDS                             SECURITIES CORP.


By:                                         By:
    --------------------------                  -------------------------------
    Rolf F. Bjelland, President                 William H. Reichwald, President


ATTEST:                                     ATTEST:


By:                                         By:
    --------------------------                  -------------------------------
    Otis F. Hilbert, Secretary                  Otis F. Hilbert, Secretary




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